SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 1, 2011
BROADCOM CORPORATION
(Exact Name of Registrant as Specified in Charter)

California	000-23993	33-0480482

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5300 California Avenue, Irvine, CA 92617
(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: (949) 926-5000
Not Applicable
(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 2.02. Results of Operations and Financial Condition.
The information in Item 2.02 of this Current Report, including the exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language contained in such filing.
On February 1, 2011 Broadcom Corporation (the “Company”) issued a press release announcing unaudited financial results for the fourth quarter and year ended December 31, 2010. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.
Discussion of Non-GAAP Financial Measures
In addition to our U.S. Generally Accepted Accounting Principles, or GAAP, results, Broadcom reports adjusted income from operations, referred to as “non-GAAP income from operations”. Non-GAAP income from operations consists of operating income excluding stock-based compensation expense, as well as charges related to acquisitions, employer payroll taxes and non-recurring, infrequent or unusual charges and gains that are driven primarily by discrete events that management does not consider to be directly related to our core operating performance.
Broadcom believes that the presentation of non-GAAP income from operations provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability among and between results from prior periods or forecasts and future prospects, and also facilitates comparisons with other companies in our industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Management has historically used non-GAAP income from operations when evaluating operating performance because we believe that the inclusion or exclusion of the items described below provides insight into our core operating results, our ability to generate cash and underlying business trends affecting our performance. We have chosen to provide this information to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means to evaluate our ongoing core operations. Externally, we believe that non-GAAP income from operations, when used in conjunction with our GAAP financial information, continues to be useful to investors in their assessment of our operating performance and the valuation of our company.
Internally, non-GAAP income from operations is a significant measure used by management for purposes of:
•	supplementing the financial results and forecasts reported to our board of directors;

•	evaluating Broadcom’s operating performance;

•	managing and benchmarking performance internally across our businesses and externally against our peers;

•	determining a portion of bonus compensation for executive officers and certain other key employees;

•	establishing internal operating budgets;

•	calculating return on investment for development programs and growth initiatives;

•	comparing performance with internal forecasts and targeted business models; and

•	evaluating and valuing potential acquisition candidates.
Non-GAAP income from operations reflects income from operations adjusted for the following items:
•	Stock-based compensation. Stock-based compensation relates primarily to employee stock options and restricted stock units issued by Broadcom. Stock-based compensation expense is a non-cash expense (not reflected in ongoing operating results) that varies in amount from period to period and is affected by market forces that are difficult to predict and are not within the control of management, such as the price of our Class A common stock. Stock-based compensation is different from cash compensation in that the latter has a fixed and determinable cost. For example, the expense associated with an equity award is most often unrelated to the amount of compensation ultimately received by the employee. Further, the cost to the Company is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time and that does not reflect any cash expenditures by the Company. Finally, the expense recognized by the Company may be very different than the expense to other companies for awarding comparable equity awards, which makes it difficult to assess our operating performance relative to our competitors. Accordingly, management excludes this item from its internal operating forecasts and models. We take into account the dilutive impact of stock options and shares issued pursuant to our stock-based compensation plans at the aggregate company level, but regularly exclude stock-based compensation expense when analyzing individual line items on our financial statements or when making decisions that affect our various businesses.

•	Acquisition-related charges. Acquisition-related charges include the amortization of purchased intangible assets and the amortization of acquired inventory step-up as well as the impairment of goodwill and purchased intangible assets primarily consisting of developed technology and in-process research and development assets. These charges are not factored into management’s evaluation of potential acquisitions, or of our performance after completion of acquisitions, because they do not affect our current cash position, are not related to our core operating performance and had we internally developed the technology acquired, the amortization of intangible assets would have been expensed in prior periods. In addition, the frequency and amount of such charges vary significantly based on the timing and magnitude of our acquisition transactions, the maturities of the businesses being acquired, and, depending on the nature of the consideration paid in connection with acquisitions, the then fair market value of Broadcom’s Class A common stock.

•	Employer payroll tax expense. Employer payroll tax expense on certain stock option exercises varies greatly in amount from period-to-period and is significantly impacted by factors that are difficult to predict and are not within the control of management, such as the timing, number and magnitude of employee stock option exercises and the fair market value of Broadcom’s Class A common stock at the time of exercise.

•	Other charges and gains. Other charges and gains consist of settlement costs (gains), restructuring costs (reversals), impairment of other long-lived assets, and charitable contributions to the Broadcom Foundation, all of which occur on a sporadic basis and vary greatly in amount. Management excludes these items when evaluating our operating performance because these amounts do not affect our core operations and because the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare our performance against the performance of other companies without this variability.
Non-GAAP income from operations is not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider this measure in isolation or as a substitute for analysis of Broadcom’s results as reported under GAAP. Broadcom expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on non-GAAP income from operations are:
•	Non-GAAP income from operations does not include stock-based compensation expense related to equity awards granted to our workforce. Broadcom’s stock incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results . While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards is excluded from non-GAAP income from operations.

•	Although amortization and impairment of purchased intangible assets does not directly affect our current cash position, such expense represents the declining value of the technology and other intangible assets that we have acquired. These assets are amortized over their respective expected economic lives or impaired, when appropriate. The expense associated with this decline in value is excluded from the non-GAAP income from operations presentation, and therefore non-GAAP income from operations does not reflect the costs of acquired intangible assets that supplement our research and development efforts.

•	Broadcom periodically acquires and assimilates other companies or businesses, and we expect to continue to experience acquisition-related charges in the future. These costs can directly impact the amount of our available funds or could be dilutive to our shareholders in the future.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1 — Press Release dated February 1, 2011 of the Registrant

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADCOM CORPORATION, a California corporation
February 1, 2011
	By:	/s/ Eric K. Brandt
Eric K. Brandt
Executive Vice President and Chief Financial Officer